CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 18, 2016, relating to the financial statements and financial highlights which appear in the December 31, 2015 Annual Report to Shareholders of certain Russell Investment Funds (refer to Appendix I for those funds covered under this consent), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Statements”, “Financial Highlights”, “Trustees and Officers”, “Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings” in such Registration Statement.

PricewaterhouseCoopers LLP

Seattle, WA

April 27, 2016

PricewaterhouseCoopers LLP, 1420 Fifth Avenue, Suite 2800, Seattle, WA 98101
T: (206) 398 3000, F: (206) 398 3100, www.pwc.com/us

Appendix I

Fund name

  Multi-Style Equity Fund

  Aggressive Equity Fund

  Non-U.S. Fund

  Core Bond Fund

  Global Real Estate Securities Fund

  Moderate Strategy Fund

  Balanced Strategy Fund

  Growth Strategy Fund

  Equity Growth Strategy Fund